UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 16, 2014

NEPHROS, INC.

(Exact name of registrant as specified in its charter)

Delaware

 (State or other jurisdiction of incorporation)

001-32288	13-3971809
(Commission File Number)	(IRS Employer ID Number)

41 Grand Avenue, River Edge, New Jersey	07661
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (201) 343-5202

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2014, the Board of Directors (the “Board”) of Nephros, Inc. (the “Company”) approved the appointment of Matthew Rosenberg to the Board. Mr. Rosenberg’s initial term will expire at the Company’s annual meeting of stockholders to be held in 2015. The Company will provide Mr. Rosenberg with the standard compensation and indemnification approved for non-employee directors.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2014 annual meeting of stockholders for the Company was held on May 16, 2014.

At the meeting, the Company’s stockholders elected two members to the Board for a term expiring at the annual meeting of stockholders in 2017, as follows:

Member	Number of Shares Voted For	Number of Shares Withheld	Broker Non-Votes
Daron Evans	13,621,694	440,571	7,762,385

Lawrence J. Centella	13,615,627	446,638	7,762,385

At the meeting, the Company’s stockholders also ratified the appointment of Rothstein Kass as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014, as follows:

Number of Shares Voted For	Number of Shares Against or Withheld	Abstentions	Broker Non-Votes
21,523,566	140,348	160,736	0

At the meeting, the Company’s stockholders also cast a non-binding advisory vote to approve the compensation of the Company’s named executive officers, as follows:

Number of Shares Voted For	Number of Shares Against or Withheld	Abstentions	Broker Non-Votes
13,699,548	250,765	111,952	7,762,385

At the meeting, the Company’s stockholders also cast a non-binding advisory vote to approve a frequency of once every two years for future non-binding advisory votes on the compensation of the Company’s named executive officers, as follows:

One Year	Two Years	Three Years	Abstentions
427,810	13,494,383	55,068	85,004

On an advisory basis, the Company’s stockholders indicated their approval of the Board’s recommendation to hold a non-binding advisory vote on the Company’s executive compensation once every two years. Accordingly, the Company has determined that it will hold a biennial advisory vote on executive compensation until the next vote on the frequency of future non-binding advisory votes on the compensation of the Company’s named executive officers.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated May 19, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Nephros, Inc.

Dated: May 19, 2014	By:	/s/ John C. Houghton
John C. Houghton
President, Chief Executive Officer and Acting Chief Financial Officer